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                    [Letterhead of Sullivan & Cromwell]

                                                                 March 20, 2001



Prudential World Fund, Inc.
   Gateway Center 3
          100 Mulberry Street 4th Floor
             Newark, NJ 07102-4077


    RE:   Form N-14 Registration Statement
    --------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to each of Prudential Global Genesis Fund, Inc. ("Global Genesis Fund") and Prudential Global Growth Fund, a series of Prudential World Fund, Inc. ("Global Growth Fund")in connection with the Registration Statement filed by Prudential World Fund, Inc. on Form N-14 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and hereby confirm to you that, in our opinion, the discussions under the headings "Is The Merger a Taxable Event for Federal Income Tax Purposes", "Federal Income Tax Consequences Of The Merger" and "The Proposed Transaction - U.S. Federal Income Tax Considerations" in the Registration Statement accurately describes the material United States federal income tax consequences of the Merger applicable to

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                                                                             -2-
Prudential World Fund, Inc.



Global Genesis Fund, Global Growth Fund, and the shareholders of Global Genesis Fund, subject to the assumptions and limitations set forth under such headings.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement, and all amendments thereto, and the reference to us in the Registration Statement under the heading "The Proposed Transaction - U.S. Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,

                                                          /s/Sullivan & Cromwell